UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2015, Ethan Allen Interiors Inc. (the “Company”) filed a Fifth Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Fifth Amendment”).  The filing of the Fifth Amendment is responsive to a shareholder proposal that was approved by the holders of a majority of the Company’s shares of common stock, $.01 par value per share, present, in person or by proxy, and entitled to vote thereon, at the Company’s Annual Meeting of Shareholders that took place on November 24, 2015.  The Fifth Amendment became effective on December 11, 2015 upon acceptance by the Secretary of State of the State of Delaware. A copy of the Fifth Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Fifth Certificate of Amendment, dated December 11, 2015, to the Amended and Restated Certificate of Incorporation of Ethan Allen Interiors Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: December 14, 2015	By:	/s/ Eric D. Koster
Eric D. Koster
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Fifth Certificate of Amendment, dated December 11, 2015, to the Amended and Restated Certificate of Incorporation of Ethan Allen Interiors Inc.